UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PUTNAM SUSTAINABLE LEADERS FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

One Franklin Parkway San Mateo, CA 94403 franklintempleton.com

INVESTOR PROFILE
Shares owned: Security ID: Investor ID: Household:

IMPORTANT NOTICE:

PUTNAM SUSTAINABLE LEADERS FUND

Dear Valued Shareholder:

We are contacting you about an important, time-sensitive matter related to your investment in Putnam Sustainable Leaders Fund. Your immediate attention is requested.

The call should take only a few moments, and no confidential information is required. Please call us at 1-800-431-9633 with the Investor ID listed above. Representatives are available Monday through Friday, 9 a.m. to 10 p.m., and Saturday, 10 a.m. to 6 p.m., Eastern Time.

Thank you for your prompt attention to this important matter.

Sincerely,

Robert L. Reynolds	Barbara M. Baumann
President	Chair
The Putnam Funds	Board of Trustees
The Putnam Funds